                                                                     EXHIBIT 4.5

                           RECAPITALIZATION AGREEMENT
                           --------------------------

     This recapitalization agreement (the "Agreement") is made and entered into effective as of February ___, 1999, by and among Pinnacle Holdings Inc. (the "Company") and the persons and entities listed on the signature pages hereto (collectively referred to herein as the "Stockholders"). Terms not otherwise defined herein shall have the meanings given in the Company's Amended and Restated Certificate of Incorporation in effect on the date of this Agreement.

                                    Recitals
                                    --------

     A. The Company recently began negotiating a proposal with certain underwriters to commence a public offering of common stock of the Company (the "Proposed Offering").

     B. The Company and the Stockholders are parties to (or have agreed to be bound by) either a Second Amended and Restated Subscription and Stockholders Agreement dated as of May 16, 1996, as amended effective July 1, 1997, or certain Employee Subscription Agreements (the "Stockholders Agreements").

     C. As of the date of this Agreement, the Company's outstanding common stock consists of: (i) 202,500 shares of Class A Common Stock, par value $0.001 per share ("Class A Common"); (ii) 12,000 shares of Class B Common Stock, par value $0.001 per share ("Class B Common"); (iii) 40,000 shares of Class D Common Stock, par value $0.001 per share ("Class D Common"); and (iv) 174,766 shares of Class E Common Stock, par value $0.001 per share ("Class E Common"). The beneficial ownership of the Company's outstanding capital stock is set forth in
Schedule I hereto.
----------

     D. In connection with the Proposed Offering, the Stockholders (holders of a majority of the issued and outstanding shares of capital stock of the Company) desire to cause a recapitalization of the Company pursuant to which (i) the Company will have a single class of common stock authorized and outstanding,
(ii) the outstanding shares of Class D Common shall be converted into shares of Class C Common Stock, par value $0.001 per share ("Class C Common"), and (iii) the outstanding shares of Class A Common, Class B Common, Class C Common and Class E Common shall be converted into shares of a single class of common stock and, in certain cases, the right to receive payments from the Company upon the consummation of the Public Offering.

     Accordingly, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, each party hereto agrees as follows:

     1.  Certificate of Amendment.  The Stockholders will vote or act by written
         ------------------------
consent to approve, and Company will cause to be filed, an amendment and restatement of the Company's amended and restated certificate of incorporation substantially in the form of Exhibit A hereto (the "Certificate of Amendment") with the Secretary of
        ---------
State of the State of Delaware prior to the consummation of the Public Offering, which shall cause the following to occur:

     (a) Capitalization.   Effective immediately prior to the consummation of
         --------------
the closing of a firm underwritten public offering (the "IPO") pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of shares of the Company's common stock (the "IPO Effective Time"), the authorized capital stock of the Company shall consist of 100,000,000 shares of common stock, $0.001 per share ("Common Stock"), and 5,000,000 shares of preferred stock, $0.001 per share.

     (b) Class A Common.  At the IPO Effective Time, each outstanding share of
         --------------
Class A Common shall be converted into (i) 22.0191567 shares of Common Stock and
(ii) the right to receive from the Company out of its proceeds from the IPO cash in an amount equal to the Unpaid Yield on such share of Class A Common as of such date (which is set forth by holder of Class A Common in Schedule I hereto),
                                                             ----------
and $100.00, the Unpaid Preference Amount on such share of Class A Common as of such date.

     (c) Class B Common.  At the IPO Effective Time, each outstanding share of
         --------------
Class B Common shall be converted into (i) 22.0191567 shares of Common Stock and
(ii) the right to receive from the Company out of its proceeds from the IPO $100.00, the Unpaid Preference Amount on such share of Class B Common as of such date.

     (d) Class C Common and Class D Common.  At the IPO Effective Time, each
         ---------------------------------
outstanding share of Class D Common shall be converted into 1.6221 shares of Class C Common and, simultaneously therewith, each such share of Class C Common shall be converted into 22.0191567 shares of Common Stock.

     (e) Class E Common.  At the IPO Effective Time, each outstanding share of
         --------------
Class E Common shall be converted into (i) 22.0191567 shares of Common Stock and
(ii) the right to receive from the Company out of its proceeds from the IPO $100.00, the Unpaid Preference Amount on such share of Class E Common as of such date.

     2.  Termination.  If the Proposed Offering shall not have been consummated
         -----------
on or before March 31, 1999, this Agreement shall automatically terminate, provided, however, that in the event the Proposed Offering shall not have been consummated on or before March 31, 1999, but the Certificate of Amendment shall have been filed with the Secretary of State of the State of Delaware on or before March 31, 1999, the parties shall cooperate and take such actions as may be reasonably required, including the adoption and filing of an additional amendment to the Company's certificate of incorporation, to return the capital structure of the Company to the capital structure in effect on the date of this Agreement.

     3.  Representations and Warranties of the Company to each of the
         ------------------------------------------------------------
Stockholders.  The Company represents and warrants to each of the Stockholders
------------
as follows: (i) the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action (including all stockholder approvals and other action), and (iii) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

     4.  Representations and Warranties of each Stockholder.  Each Stockholder,
         --------------------------------------------------
severally and not jointly, and with respect to itself only and not with respect to any other Stockholder, represents and warrants to the Company and each other Stockholder that (i) this Agreement has been duly executed and delivered by such Stockholder; (ii) the execution, delivery and performance by such Stockholder of, and the consummation by such Stockholder of the transactions contemplated by, this Agreement have been duly and validly authorized by all necessary partnership action on the part of such Stockholder, if such Stockholder is a partnership, or by all necessary corporate action on the part of such Stockholder, if such Stockholder is a corporation; and (iii) this Agreement constitutes a legal, valid and binding obligation of such Stockholder enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

     5.  No Joint Obligations of Stockholders and Company.  Each Stockholder and
         ------------------------------------------------
the Company shall be (i) obligated hereunder only with respect to those covenants and agreements which by their terms are applicable to such party, and no such party shall have any liability with respect to any other party's obligations hereunder and (ii) separately and independently entitled to rely on the representations and warranties of each other party made to each party in this Agreement, and to the benefit of all agreements, covenants, obligations and commitments of each other party made with or to such party herein. Without limiting the generality of the preceding sentence, no provision of this Agreement shall be construed as creating any concept of "group" liability.

     6.  Miscellaneous.
         -------------

     (a) Survival of Provisions.  The representations and warranties of the
         ----------------------
parties made in or pursuant to this Agreement shall survive the consummation of any of the transactions contemplated hereby, in each case regardless of any investigation that may have been or may be made by or on behalf of any other party.

     (b) Communications.  All notices and other communications required or
         --------------
permitted by this Agreement shall be in writing, and, (i) if to any Stockholder, addressed to such Stockholder at such Stockholder's address specified in the Company's books and records or at such other address as such Stockholder may designate in a written notice to the Company and (ii) if to the Company, to Pinnacle Holdings Inc., 1549 Ringling Boulevard, 3rd Floor, Sarasota, Florida 34236 or to such other address as the Company may designate in a written notice to each Stockholder. All notices and other communications required or permitted by this Agreement shall be deemed to have been duly given if personally delivered to the intended recipient at the proper address determined pursuant to this Section or sent to such recipient at such address by registered or certified mail, return receipt requested, Express Mail, Federal Express or similar overnight delivery service for next business day delivery or by telegram and will be deemed given, unless earlier received: (1) if sent by certified or registered mail, return receipt requested, five calendar days after being deposited in the United States mail, postage prepaid; (2) if sent by Express Mail, Federal Express or similar overnight delivery service for next Business Day delivery, the next Business Day after being entrusted to such service, with delivery charges prepaid or charged to the sender's account; (3) if sent by telegram, on the date sent; and (4) if delivered by hand, on the date of delivery.

     (c) Binding Effect; Successors and Assigns; Entire Agreement.  Except as
         --------------------------------------------------------
expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give any person other than the parties hereto any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof, all of which shall be for the sole and exclusive benefit of the parties. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, executors, legal representatives and permitted assigns. This Agreement sets forth the entire agreement and understanding among the parties hereto as to the specific subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them with respect to such subject matter.

     (d) Amendments and Waivers.  The provisions of this Agreement, including
         ----------------------
the provision of this sentence, may not be amended, modified or supplemented unless approved in writing by the Company and the Stockholders holding a majority in voting interest of the capital stock of the Company.

     (e) Governing Law.  This Agreement will be governed by, and will be
         -------------
construed in accordance with, the laws of the state of Delaware, without regard to conflict or choice of law principles of the state of Delaware which might otherwise cause the internal laws of any other jurisdiction to be applied.

     (f) Interpretation.  The headings of the sections contained in this
         --------------
Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement.

     (g) No Implied Waivers.  No action taken pursuant to this Agreement,
         ------------------
including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, agreements, covenants, obligations or commitments contained herein or made pursuant hereto. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right, privilege or remedy hereunder shall be deemed a waiver of such party's rights, privileges or remedies hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

     (h) Counterparts.  This instrument may be executed in two or more
         ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

     (i) Further Assurances.  Each party shall cooperate and take such actions
         ------------------
as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as provided herein.

                                        Company:

                                        PINNACLE HOLDINGS INC.


                                        By:
                                           -----------------------------
                                        Name:
                                             ---------------------------
                                        Title:
                                              --------------------------

                                        Stockholders:

                                        ABRY BROADCAST PARTNERS II, L.P.

                                          By ABRY Capital, L.P.
                                          Its General Partner

                                            By ABRY Holdings, Inc.
                                            Its General Partner


                                              By:
                                                 -----------------------
                                              Name:
                                                   ---------------------
                                              Title:
                                                    --------------------


                                        --------------------------------
                                        Robert J. Wolsey


                                        --------------------------------
                                        James M. Dell'Apa


                                        --------------------------------
                                        Steven Day


                                        --------------------------------
                                        Kathleen R. Day


                                        --------------------------------
                                        James Bokish


                                        --------------------------------
                                        Shirley Putnam


                                        --------------------------------
                                        Slade Lindsay

                                        --------------------------------
                                        Ben Gaboury


                                        --------------------------------
                                        David Zahn


                                        --------------------------------
                                        Martin Alvarez

                                   Schedule I
                                   ----------

========================================================================================================
                                                   Unpaid
                                                  Yield for
                                    Class A        Class A          Class B      Class D      Class E
                                    Common         Common           Common       Common       Common
Name                                Shares         Shares           Shares       Shares       Shares
--------------------------------------------------------------------------------------------------------
ABRY Broadcast                     200,000        $4,761,122             -           -        172,266
 Partners II, L.P.
--------------------------------------------------------------------------------------------------------
Robert J. Wolsey                         -                 -         4,900       5,900              -
--------------------------------------------------------------------------------------------------------
Pantera, Inc.                            -                 -           100         100              -
--------------------------------------------------------------------------------------------------------
Pantera Partnership, Ltd.                -                 -         5,000       5,000              -
--------------------------------------------------------------------------------------------------------
James M. Dell'Apa                        -                 -         1,500       8,975          2,500
--------------------------------------------------------------------------------------------------------
P. Dell'Apa                              -                 -             -         300              -
--------------------------------------------------------------------------------------------------------
F. Dell'Apa Sr.                          -                 -             -         150              -
--------------------------------------------------------------------------------------------------------
F. Dell'Apa Jr.                          -                 -             -         100              -
--------------------------------------------------------------------------------------------------------
Charles Milewski                         -                 -             -          50              -
--------------------------------------------------------------------------------------------------------
Mary Milewski                            -                 -             -         425              -
--------------------------------------------------------------------------------------------------------
Steven Day                               -                 -           500       1,900              -
--------------------------------------------------------------------------------------------------------
Kathleen R. Day                          -                 -             -       1,900              -
--------------------------------------------------------------------------------------------------------
South Creek, Inc.                        -                 -             -         200              -
--------------------------------------------------------------------------------------------------------
South Creek Partnership,                 -                 -             -       6,000              -
 Ltd.
--------------------------------------------------------------------------------------------------------
James Bokish                             -                 -             -       1,000              -
--------------------------------------------------------------------------------------------------------
Shirley Putnam                           -                 -             -       1,000              -
--------------------------------------------------------------------------------------------------------
Slade Lindsay                           25               590             -      296.46              -
--------------------------------------------------------------------------------------------------------
Lindsay Investments, L.P.                -                 -             -    3,703.54              -
--------------------------------------------------------------------------------------------------------
Ben Gaboury                              -                 -             -       1,000              -
--------------------------------------------------------------------------------------------------------
David Zahn                               -                 -             -       1,000              -
--------------------------------------------------------------------------------------------------------
Martin Alvarez                           -                 -             -       1,000              -
--------------------------------------------------------------------------------------------------------
Other Stockholders                   2,475        $   58,422             -           -              -
========================================================================================================
Total:                             202,500        $4,821,134        12,000      40,000        174,766
========================================================================================================